Exhibit 4.3

[FACE OF CERTIFICATE]

THIS CERTIFICATE IS REGISTERED IN THE NAME OF AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS DEPOSITARY (THE “DEPOSITARY”). THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

AMTRUST FINANCIAL SERVICES, INC.,

a Delaware corporation

7.625% NON-CUMULATIVE PREFERRED STOCK, SERIES C,

$0.01 par value per share

CUSIP NO. 032359 804

CERTIFICATE NO. 1

This Certifies that American Stock Transfer & Trust Company, LLC, as depositary, is the registered owner of 80,000 FULLY PAID AND NON-ASSESSABLE SHARES OF 7.625% NON-CUMULATIVE PREFERRED STOCK, SERIES C, $0.01 par value per share, with a liquidation preference of $1,000.00 per share (“Shares”), of AMTRUST FINANCIAL SERVICES, INC., a Delaware corporation (the “Company”), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the Shares represented hereby are issued under and shall be subject to all the provisions of the Amended and Restated Certificate of Incorporation of the Company and the Certificate of Designations relating thereto approved by the Board of Directors (or an authorized committee thereof) of the Company and any amendments thereto, copies of which are on file with the Transfer Agent, to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the seal of the Company and the facsimile signatures of its secretary and a duly authorized officer.

Dated: September 16, 2014

[SEAL]

[SPECIMEN]	[SPECIMEN]
Secretary	Authorized Officer
Chief Executive Officer and President
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC,
as TRANSFER AGENT AND REGISTRAR

By:	[SPECIMEN]
Authorized Signature

[REVERSE OF CERTIFICATE]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT or U/G/M/A -Uniform Gifts to Minors Act
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For Value Received,                      hereby sell, assign and transfer unto                                          [                    ] (Please insert social security number or other identifying number of assignee and print or typewrite name and address including postal code of assignee)

                                          Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                          Attorney to transfer the said Shares on the books of the within named Company with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (BANKS, STOCKBROKERS, SAVINGS ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN ANY APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.